Exhibit 99.1

NEWS RELEASE

CONTACT:
Jean Fontana
646-277-1214
(Jean.Fontana@icrinc.com)

Stage Stores
Reports 1.8% Second Quarter Comparable Sales Increase

HOUSTON, TX, August 22, 2019 - Stage Stores, Inc. (NYSE: SSI) today reported results for the second quarter ended August 3, 2019. For the second quarter, comparable sales increased 1.8%. Net loss was $23.9 million, and adjusted EBITDA was a loss of $0.1 million.

“Second quarter results reflect a significant milestone in the implementation of our 2019 and long-term strategies,” commented Michael Glazer, Chief Executive Officer. “Our second quarter comparable sales increase reflects a 150 basis point benefit from off-price conversions as well as stabilization of our women’s apparel business. We were excited to see that total comparable sales growth was driven by increases in both average transaction value and number of transactions. Additionally, our liquidity improved more than $10 million from the end of the first quarter, and we continue to expect positive cash flow for the full year.

We are pleased with the continued momentum in August following the 500 basis point improvement in comparable store sales in the second quarter from the first quarter. In fact, comparable sales are up mid-single digits for the first two weeks of the third quarter, which further validates our pivot from department stores to off-price.”

Michael Glazer continued, “We now expect adjusted EBITDA of $20 million to $25 million compared to the $10 million to $15 million range that we previously expected. This is based on our accelerated conversion schedule and significant SG&A benefits now expected to be realized in the fall of 2019 rather than in 2020, as originally anticipated. Our current guidance also reflects revised comparable sales outlook of +1% to +3%, based on our spring season performance. With positive comparable sales, improved liquidity, increased earnings expectations, and the recently announced acceleration of our off-price conversion strategy, we believe that the future is bright for Stage Stores and we look forward to executing in the third quarter, the holiday season, and beyond.”

Second Quarter Results
Second quarter 2019 results compared to second quarter 2018 results were as follows:

•	Net sales were $368 million compared to $369 million

•	Comparable sales increased 1.8% for total company, with off-price conversions benefiting comparable sales by 150 basis points

•	Net loss was $23.9 million compared to net loss of $16.9 million

•	Loss per share was $0.83 compared to loss per share of $0.60

•	Adjusted EBITDA was $(0.1) million compared to adjusted EBITDA of $2.0 million

•	Opened one new Gordmans off-price store and converted 35 department stores to Gordmans off-price, bringing the year to date conversion total to 72
2019 Guidance
For 2019, the company provided the following annual guidance:

•	Net sales between $1,555 million and $1,585 million

•	Comparable sales increase of 1% to 3%

•	Adjusted EBITDA between $20 million and $25 million

•	Net loss between $65 million and $60 million, and tax rate of 0%

•	Loss per share between $2.25 and $2.10

•	Convert 89 department stores to Gordmans off-price stores, open one new Gordmans stores, and close 55 to 60 department stores

•	Capital expenditures of $30 million
Lease Accounting
On February 3, 2019, we adopted ASU No. 2016-02, Leases, which resulted in a significant increase in our reported assets and liabilities associated with our leases. The recognition of rent expense and payments associated with these lease assets and liabilities will not result in material differences to operating income or cash flows compared to the previous accounting rules. The adoption of the new accounting standard will not impact our credit facility covenants. The company applied the new standard prospectively with a cumulative effect charge of $5.2 million, net of tax, to the opening accumulated deficit balance in the first quarter of fiscal 2019.
Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 3293146. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online through November 4, 2019.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods. As of August 22, 2019, the company operates in 42 states through 645 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores, and 141 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com. For more information about Stage Stores, visit the company’s website at corporate.stage.com.
Use of Non-GAAP / Adjusted Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which are non-GAAP financial measures. A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.
Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	August 3, 2019		August 4, 2018
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$367,865	100.0%	$369,294	100.0%
Credit income	13,988	3.8%	14,305	3.9%
Total revenues	381,853	103.8%	383,599	103.9%
Cost of sales and related buying, occupancy and distribution expenses	295,204	80.2%	286,807	77.7%
Selling, general and administrative expenses	106,310	28.9%	110,914	30.0%
Interest expense	4,123	1.1%	2,650	0.7%
Loss before income tax	(23,784)	(6.5)%	(16,772)	(4.5)%
Income tax expense	150	—%	150	—%
Net loss	$(23,934)	(6.5)%	$(16,922)	(4.6)%

Loss per share:
Basic	$(0.83)		$(0.60)
Diluted	$(0.83)		$(0.60)

Weighted average shares outstanding:
Basic	28,791		28,152
Diluted	28,791		28,152

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	August 3, 2019		August 4, 2018
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$695,586	100.0%	$713,523	100.0%
Credit income	27,096	3.9%	29,819	4.2%
Total revenues	722,682	103.9%	743,342	104.2%
Cost of sales and related buying, occupancy and distribution expenses	572,803	82.3%	568,548	79.7%
Selling, general and administrative expenses	212,886	30.6%	218,191	30.6%
Interest expense	8,117	1.2%	4,903	0.7%
Loss before income tax	(71,124)	(10.2)%	(48,300)	(6.8)%
Income tax expense	300	—%	300	—%
Net loss	$(71,424)	(10.3)%	$(48,600)	(6.8)%

Loss per share:
Basic	$(2.50)		$(1.74)
Diluted	$(2.50)		$(1.74)

Weighted average shares outstanding:
Basic	28,616		27,959
Diluted	28,616		27,959

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	August 3, 2019	February 2, 2019	August 4, 2018
ASSETS
Cash and cash equivalents	$25,418	$15,830	$26,573
Merchandise inventories, net	499,001	424,555	476,883
Prepaid expenses and other current assets	50,138	52,518	48,525
Total current assets	574,557	492,903	551,981

Property, equipment and leasehold improvements, net	201,928	224,803	236,151
Operating lease assets	321,982	—	—
Intangible assets	2,225	2,225	17,135
Other non-current assets, net	21,354	24,230	24,409
Total assets	$1,122,046	$744,161	$829,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$155,865	$106,825	$122,680
Current portion of debt obligations	5,000	4,812	3,542
Current portion of operating lease liabilities	74,906	—	—
Accrued expenses and other current liabilities	76,455	65,715	73,506
Total current liabilities	312,226	177,352	199,728

Long-term debt obligations	318,775	250,294	268,682
Long-term operating lease liabilities	279,009	—	—
Other long-term liabilities	32,213	61,990	65,431
Total liabilities	942,223	489,636	533,841

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 34,052, 33,469 and 33,418 shares issued, respectively	341	335	334
Additional paid-in capital	425,033	423,535	421,621
Treasury stock, at cost, 5,175 shares, respectively	(43,546)	(43,579)	(43,388)
Accumulated other comprehensive loss	(5,485)	(5,857)	(4,823)
Accumulated deficit	(196,520)	(119,909)	(77,909)
Total stockholders' equity	179,823	254,525	295,835
Total liabilities and stockholders' equity	$1,122,046	$744,161	$829,676

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	August 3, 2019	August 4, 2018
Cash flows from operating activities:
Net loss	$(71,424)	$(48,600)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of long-lived assets	29,872	30,147
Impairment of long-lived assets	1,615	1,070
(Gain) loss on retirements of property, equipment and leasehold improvements	(678)	17
Non-cash operating lease expense	34,919	—
Stock-based compensation expense	1,585	3,049
Dividends charged to compensation expense	21	—
Amortization of debt issuance costs	341	148
Deferred compensation obligation	(33)	90
Amortization of employee benefit related costs	372	354
Construction allowances from landlords	3,553	757
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(74,446)	(38,506)
Decrease in other assets	8,464	2,412
Decrease in operating lease liabilities	(37,601)	—
Increase (decrease) in accounts payable and other liabilities	61,788	(19,958)
Net cash used in operating activities	(41,652)	(69,020)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(18,610)	(12,822)
Proceeds from insurance and disposal of assets	678	1,802
Net cash used in investing activities	(17,932)	(11,020)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	257,426	298,509
Payments of revolving credit facility borrowings	(186,445)	(233,148)
Proceeds from long-term debt obligation	—	25,000
Payments of long-term debt obligations	(1,758)	(1,472)
Payments of debt issuance costs	(36)	(354)
Payments for stock related compensation	(15)	(260)
Cash dividends paid	—	(2,912)
Net cash provided by financing activities	69,172	85,363
Net increase in cash and cash equivalents	9,588	5,323

Cash and cash equivalents:
Beginning of period	15,830	21,250
End of period	$25,418	$26,573

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

The following tables reconcile earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net loss (amounts in thousands):

	Three Months Ended		Six Months Ended
	August 3, 2019	August 4, 2018	August 3, 2019	August 4, 2018
Net loss (GAAP)	$(23,934)	$(16,922)	$(71,424)	$(48,600)
Interest expense	4,123	2,650	8,117	4,903
Income tax expense	150	150	300	300
Depreciation and amortization	14,528	14,997	29,872	30,147
EBITDA (non-GAAP)	(5,133)	875	(33,135)	(13,250)
Impairment of long-lived assets	1,096	1,070	1,615	1,070
Severance	1,467	72	2,503	119
Pre-opening expenses	1,295	—	2,897	—
Store closing services	1,178	—	1,178	—
Adjusted EBITDA (non-GAAP)	$(97)	$2,017	$(24,942)	$(12,061)

Fiscal 2019 guidance range (amounts in millions):

	Fiscal 2019
	Low	High
Net loss (GAAP)	$(65)	$(60)
Interest expense	16	16
Income tax expense	1	1
Depreciation and amortization	58	58
EBITDA (non-GAAP)	10	15
Impairments, severance, pre-opening and store closing services	10	10
Adjusted EBITDA (non-GAAP)	$20	$25